UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Cantor Fitzgerald Infrastructure Fund

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(Name of the Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]		Fee paid previously with preliminary materials.

[ ]		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Matters concerning your investment in the
Cantor Fitzgerald Funds are up for a vote:

Cantor Fitzgerald Equity Opportunity Fund

Cantor Fitzgerald High Income Fund

Cantor Fitzgerald Infrastructure Fund

Cantor Fitzgerald Large Cap Focused Fund

Please vote your proxy now!

Dear valued investor,

We have yet to receive your proxy voting instructions for your fund’s upcoming shareholder meeting.

Make your voice heard!

The Special Meeting of Shareholders for your investment in the Cantor Fitzgerald Funds is scheduled for March 5, 2026 where the Funds are seeking shareholder approval on the important proposals set forth in the proxy statement.

Join your fellow shareholders and vote now using any of the methods listed here.

If you have questions or need assistance, call 1-855-206-1065 and a proxy specialist will be happy to assist you.

We appreciate your investment—and thank you for voting.

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

We offer four easy ways to vote

Go to www.proxyvote.com

Without a proxy card
Call 1-855-206-1065
(Weekdays 9am to 10pm ET)

With a proxy card

Access the automated system using a touch-tone phone Call the number located on your ballot

Scan the QR code on the enclosed proxy card

Mark, sign and date the enclosed ballot and mail in the envelope provided

CFRDR-REM